Exhibit 99.1

Metal Sky Star Acquisition Corporation entered into a non-binding letter of intent to acquire Okidoki OÜ.

NEW YORK, October 1, 2024 (GLOBE NEWSWIRE) – Metal Sky Star Acquisition Corporation (the “Company”) today announced that it has entered into a non-binding letter of intent (“LOI”) for a business combination with Okidoki OÜ (“Okidoki”). Founded in 2007, Okidoki has become one of Estonia’s largest and most popular general classifieds platform. Serving as a trusted marketplace for both individuals and businesses, the platform boasts over 800,000 registered users, including more than 2,000 business accounts. As a vital marketplace for the Estonian community, Okidoki is poised for expansion into new countries.

Under the terms of the LOI, the Company and Okidoki would become a combined entity. Okidoki’s existing equity holders would roll 100% of their equity into the combined public company, based on a total equity value of $120 million for Okidoki. The Company expects to announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected in the fourth quarter of 2024.

“We are excited to announce this LOI with Okidoki,” said Wenxi He, CEO of the Company. “Okidoki is one of the leading general classifieds platforms in Estonia, and we believe that this transaction will enable the firm to access more capital and move towards listing on Nasdaq, driving further growth and innovation.”

“We are excited to enter this partnership to meet our commitment to focus on the expansion into new markets,” said Sergei Tsastsin, managing board member of Okidoki. “Leveraging our robust infrastructure, strong brand recognition, and scalable technology, the platform is well-positioned to replicate its success in other markets, offering investors a compelling opportunity to participate in its growth trajectory.”

There are no guarantees that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to board and equity holder approval of both companies, regulatory approvals and other customary conditions.

ABOUT METAL SKY STAR ACQUISITION CORPORATION

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

IMPORTANT INFORMATION AND WHERE TO FIND IT

If a legally binding definitive agreement with respect to the proposed business combination is executed, the Company intends to file a preliminary proxy statement (a “Deal Proxy Statement”) with the U.S. Securities and Exchange Commission’s (the “SEC”). A definitive Deal Proxy Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the Deal Proxy Statement, without charge, by directing a request to: Metal Sky Star Acquisition Corporation, 221 River Street, 9th Floor, Hoboken, New Jersey. The preliminary and definitive Deal Proxy Statements, once available, can also be obtained, without charge, at the SEC’s website, www.sec.gov.

This communication may be deemed to be offering or solicitation material in respect of the proposed transaction, which will be submitted to the stockholders of the Company for their consideration. The Company urges investors, stockholders and other interested persons to carefully read, when available, the preliminary and definitive Deal Proxy Statement as well as other documents filed with the SEC (including any amendments or supplements to the Deal Proxy Statement, as applicable), in each case, before making any investment or voting decision with respect to the proposed transaction, because these documents will contain important information about the Company, Okidoki and the proposed transaction.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on August 30, 2024. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Deal Proxy Statement when it is filed with the SEC. These documents can be, once available, obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on August 30, 2024, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Wenxi He

Chief Executive Officer

olivia.he@gmail.com

olivia@metalskystar.com

Source: Metal Sky Star Acquisition Corporation